UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

Reata Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	001-37785	11-3651945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 Gateway Drive; Suite 150

Irving, TX 75063

(Address of Principal executive offices, including zip code)

(972) 865-2219

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.Submission of Matters to a Vote of Security Holders.

On June 13, 2018, Reata Pharmaceuticals, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 19, 2018, the record date for the Annual Meeting (the "Record Date"), 19,991,082 shares of the Company’s Class A common stock (“Class A Common Stock”) and 6,171,517 shares of the Company’s Class B common stock (“Class B Common Stock”) were outstanding and entitled to vote at the Annual Meeting.  Holders of Class A common stock were entitled to one vote per share held as of the Record Date, and holders of the Company's Class B common stock were entitled to three votes per share held as of the Record Date. A summary of the matters voted upon by the stockholders and the final voting results for each such matter are set forth below.

Proposal 1 – Election of Directors to the Board

Each of the following persons was duly elected by the Company’s stockholders as a director for the term expiring in 2021, with votes as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
William D. McClellan, Jr.	26,639,351	1,755,565	6,052,972
William E. Rose	24,368,995	4,025,921	6,052,972

Proposal 2 – Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018, was ratified by the stockholders, with votes as follows:

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
34,429,714	14,238	3,936	- 0 -

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Reata Pharmaceuticals, Inc.

Date: June 13, 2018	By:	/s/ J. Warren Huff
J. Warren Huff
Chief Executive Officer

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